Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299

                                  NEWS RELEASE

Contact:                                      Investor Relations:
Thomas Glover, President & CEO                516-997-4600 ext. 790
516-997-4600                                  investorrelations@vasomedical.com
Thomas Fry, CFO
516-997-4600


        VASOMEDICAL REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS
                Conference Call to be Held Today at 4:30 p.m. ET

WESTBURY, N.Y. (April 13, 2006) - Vasomedical, Inc. (Nasdaq SC: VASO), a leader in the noninvasive treatment and management of cardiovascular diseases, today announced financial results for the three and nine months ended February 28, 2006.

Total revenues were $2.8 million in the third quarter of fiscal 2006, compared with total revenues of $3.0 million in the third quarter of fiscal 2005. Revenues from equipment sales declined approximately 15% to $1,808,000 in the third quarter of fiscal 2006 compared to $2,132,000 in same period last year. Equipment rentals and services were $1,034,000 in the three months ended February 28, 2006, up approximately 24% from $833,000 in the same period last year. The Company recorded a net loss attributable to common shareholders of $695,000 or $0.01 per common share during the three months ended February 28, 2006, compared to a loss of $2,027,000 or $0.03 per common share in the same period in fiscal 2005.

Tom Glover, president and chief executive officer of Vasomedical, commented, "The short term market for our EECP(R) therapy systems has continued to be soft. We believe this reflects a combination of factors including the increasing use of invasive therapies as first line treatment and the recent decision by the Centers for Medicare and Medicaid Services to maintain the current reimbursement coverage for refractory angina without expanding it to include congestive heart failure. Despite the fact that EECP therapy has been proven to be an effective, safe, noninvasive therapy for ischemic heart disease, the therapy continues to face challenges obtaining broader adoption in the cardiology community. We are committed to working diligently with leading physicians in the cardiology community to obtain a broader understanding of the therapy's many benefits. In the meantime, we are restructuring our costs to be better aligned with potential near-term sales, and continuing to explore traditional and new opportunities for EECP therapy as well as additional geographic areas."

For the first nine months of fiscal 2006, total revenues were $9.1 million, compared with $11.2 million for the first nine months of fiscal 2005. The net loss attributable to common shareholders for the nine months ended February 28, 2006, was $11 million, or $0.18 per share, compared with a net loss of $4.6 million, or $0.08 per share, for the nine months ended February 28, 2005, which included a non-recurring income tax expense for $7.1 million or $0.12 per share.

As of February 28, 2006, the Company had cash, cash equivalents and certificates of deposit balances of $1.7 million compared with $2.7 million as of May 31, 2005 and working capital as of February 28, 2006 of $3.4 million as compared with $3.9 million as of May 31, 2005.

Conference Call
The Company will host a conference call to discuss these financial results today beginning at 4:30 p.m. Eastern Time. To participate in the live call by telephone, please dial (866) 337-0069 from the U.S., or for international callers, please dial (706) 634-0745. A telephone replay will be available until 11:59 p.m. Eastern Time on April 15, 2006 by dialing (800) 642-1687 from the U.S. or (706) 645-9291 for international callers and entering pass code 7764798.

Those interested in listening to the conference call live via the Internet may do so by visiting the Company's web site at www.vasomedical.com, under the investor relations tab. To listen to the live call, please go to the Web site 15 minutes prior to its start to register, download, and install the necessary audio software. The webcast will be archived for 30 days.

About EECP(R) Therapy
EECP external counterpulsation therapy is typically given in 35 one-hour sessions over seven weeks. Patients recline on a contoured treatment table and their calves, lower thighs and upper thighs are wrapped in a pneumatic cuff set. The system, which is synchronized to the individual patient's cardiac cycle, inflates the cuffs with air to create external pressure when the heart is resting and deflates the cuffs just before the next heartbeat. The system's action, which pulses counter to the heart's beating, increases blood flow to the heart muscle and other organs and decreases the heart's workload, creating a greater oxygen supply for the heart muscle while lowering its need for oxygen.

About Vasomedical
Vasomedical, Inc. is primarily engaged in designing, manufacturing, marketing and supporting EECP external counterpulsation systems based on the Company's unique proprietary technology. EECP therapy is a noninvasive, outpatient therapy for the treatment of diseases of the cardiovascular system currently indicated for use in cases of stable or unstable angina, congestive heart failure, acute myocardial infarction and cardiogenic shock. The therapy serves to increase circulation in areas of the heart with less than adequate blood supply and may restore systemic vascular function. The Company provides hospitals, clinics and private practices with EECP equipment, treatment guidance and a staff training and equipment maintenance program designed to provide optimal patient outcomes. Additional information is available on the Company's website at www.vasomedical.com. EECP is a registered trademark for Vasomedical's enhanced external counterpulsation systems.

Except for historical information contained in this release, the matters discussed are forward-looking statements that involve risks and uncertainties. When used in this report, words such as "anticipated," "believes," "could," "estimates," "expects," "may," "plans," "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the following: the effect of the dramatic changes taking place in the healthcare environment; the impact of competitive procedures and products and their pricing; medical insurance reimbursement policies; unexpected manufacturing or supplier problems; unforeseen difficulties and delays in product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; uncertainties about the acceptance of a novel therapeutic modality by the medical community; and the risk factors reported from time to time in the Company's SEC reports. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                               (Tables to follow)

                       Vasomedical, Inc. and Subsidiaries

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                                                     May 31, 2005
                                                                                                    (derived from
                                                                                                        audited
                                                                                  February 28,         financial
                                                                                      2006            statements)
                                  ASSETS                                           (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                        $733                $990
     Certificates of deposit                                                           998               1,758
     Accounts receivable, net of an allowance for doubtful accounts of
       $478 at February 28, 2006, and $395 at May 31, 2005                           2,571               1,892
     Inventories, net                                                                2,852               3,360
     Other current assets                                                              282                 224
                                                                                 ---------------     ---------------
         Total current assets                                                        7,436               8,224

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $2,549 at
   February 28, 2006, and $2,627 at May 31, 2005                                     1,665               2,234
DEFERRED INCOME TAXES                                                                   --              14,582
OTHER ASSETS                                                                           308                 321
                                                                                 ---------------     ---------------
                                                                                    $9,409             $25,361
                                                                                 ===============     ===============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses                                          $1,282              $1,569
     Current maturities of long-term debt and notes payable                            151                 148
     Sales tax payable                                                                 226                 217
     Deferred revenue                                                                1,629               1,667
     Accrued warranty and customer support expenses                                     43                 111
     Accrued professional fees                                                         497                 401
     Accrued commissions                                                               257                 178
                                                                                 ---------------     ---------------
         Total current liabilities                                                   4,085               4,291

LONG-TERM DEBT                                                                         868                 948
ACCRUED WARRANTY COSTS                                                                   2                   8
DEFERRED REVENUE                                                                       817                 884
OTHER LIABILITIES                                                                       --                  67

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value; 1,000 shares authorized; issued and
       outstanding at February 28, 2006, and May 31, 2005                               --                  --
     Common stock, $.001 par value; 110,000 shares authorized; and 65,090 and 58,553 shares at February 28, 2006, and May 31, 2005,
       respectively, issued and outstanding                                             65                  58
     Additional paid-in capital                                                     46,115              51,451
     Accumulated deficit                                                           (42,543)            (32,346)
                                                                                 ---------------     ---------------
         Total stockholders's equity                                                  3,637              19,163
                                                                                 ---------------     ---------------
                                                                                    $9,409             $25,361
                                                                                 ===============     ===============

                       Vasomedical, Inc. and Subsidiaries

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                     Nine Months Ended                 Three Months Ended,
                                                        February 28,                        February 28,
                                                 ---------------------------        ---------------------------
                                                     2006           2005               2006             2005
                                                 -----------    ------------        -----------     -----------
Revenues
   Equipment sales                                  $5,999         $8,629              $1,808          $2,132
   Equipment rentals and services                    3,059          2,618               1,034             833
                                                 -----------    ------------        -----------     -----------
     Total revenues                                  9,058         11,247               2,842           2,965

Cost of Sales and Services
   Cost of sales, equipment                          2,755          3,035                 898             832
   Cost of equipment rentals and services              994            965                 330             333
                                                 -----------    ------------        -----------     -----------
     Total cost of sales and services                3,749          4,000               1,228           1,165

                                                 -----------    ------------        -----------     -----------
   Gross profit                                      5,309          7,247               1,614           1,800

Operating Expenses
   Selling, general and administrative               6,770          9,089               1,852           2,948
   Research and development                          1,528          2,521                 413             864
   Provision for doubtful accounts                      90            135                  19               2
                                                 -----------    ------------        -----------     -----------
     Total operating expenses                        8,388         11,745               2,284           3,814

                                                 -----------    ------------        -----------     -----------
   LOSS FROM OPERATIONS                             (3,079)        (4,498)               (670)         (2,014)

Other Income (Expense)
   Interest and financing costs                        (64)           (85)                (19)            (26)
   Interest and other income, net                       59             52                  18              21
                                                 -----------    ------------        -----------     -----------
      Total other income (expense)                      (5)           (33)                 (1)             (5)

                                                 -----------    ------------        -----------     -----------
LOSS BEFORE INCOME TAXES                            (3,084)        (4,531)               (671)         (2,019)
   Income tax expense, net                          (7,113)           (30)                 --              (8)
                                                 -----------    ------------        -----------     -----------
NET LOSS                                           (10,197)        (4,561)               (671)         (2,027)
   Preferred stock dividend                           (878)            --                 (24)             --
                                                 -----------    ------------        -----------     -----------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS
                                                   $(11,075)       $(4,561)              $(695)       $(2,027)
                                                 ===========    ============        ===========     ===========


Net loss per common share
     - basic                                         $(0.18)        $(0.08)             $(0.01)         $(0.03)
                                                 ===========    ============        ===========     ===========
     - diluted                                       $(0.18)        $(0.08)             $(0.01)         $(0.03)
                                                 ===========    ============        ===========     ===========

Weighted average common shares outstanding
     - basic                                         60,064         58,546              62,162          58,553
                                                 ===========    ============        ===========     ===========
     - diluted                                       60,064         58,546              62,162          58,553
                                                 ===========    ============        ===========     ===========



REVENUES BY GEOGRAPHIC REGION
   United States business                            $8,316         $10,571             $2,532          $2,792
   Non-domestic business                                742             676                310             173
                                                  -----------     -----------        -----------     -----------
                                                     $9,058         $11,247             $2,842          $2,965
                                                  ===========     ===========        ===========     ===========

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